Exhibit 10.6

Official Document Operation and

Management Service Agreement

Party A: Sichuan Dalu Real Estate Development Co., Ltd.

Party B: Sichuan Dalu Huazhan Business Operation Co., Ltd.

Date: March 31, 2022

Asset Entrustment Operation and Management Agreement

Party A: Sichuan Dalu Real Estate Development Co., Ltd.

Mail Address: Dalu International Building, No.11-1, Section 4, Renmin South Road, Wuhou District, Chengdu City

Contact:

Postal Code: 610000

Opening Bank:

Account No.:

Party B: Sichuan Dalu Huazhan Commercial Operation Management Co., Ltd.

Address: Dalu International Building, No.11-1, Section 4, Renmin South Road, Wuhou District, Chengdu

Contact:

Postal code: 610000

Opening Bank:

Account No.:

In accordance with the provisions of the Civil Code of the People’s Republic of China and relevant laws and regulations, Party A and Party B, on the basis of equality and willingness, agree that Party A gives part of its own assets to Party B for the unified operation and management. In order to clarify the rights and obligations of both parties, this Agreement is hereby reached for mutual compliance.

Ⅰ. Overview of Operation and Management of Entrusted Assets

Party A owns the property right of Dalu Yusha Life Plaza located in No.1, Sanhuaishu Road, Jinjiang District, Chengdu City. The building from the 1st floor to the 4th floor is for commerce, with the property area of 16,099.71 square meters; The 1st floor under the ground is parking lot with 82 parking spaces (See Annex Ⅰ: Asset List).

Ⅱ. Model and Period of Cooperation

1. Party A and Party B agree that Party B legally operates and manages the above property held by Party A in a uniform way as agreed herein during the cooperation period.

2. The cooperation period is four years, from April 1, 2022 to March 31, 2026. Party B uniformly operates and manages the above houses and other assets (hereinafter referred to as the “above assets”).

3. Upon expiration of the cooperation period, Party A shall have the right to retrieve the above assets and Party B shall return the assets as scheduled. Both parties shall send a written notice to the other party if they intend to renew the agreement ahead of three months before the expiration.

Ⅲ. Rights and Obligations of Both Parties

1. Party B shall regularly propose plans for the quality improvement of the above assets and put it into practice after the approval of Party A.

2. Party B shall regularly propose plans for business planning, advertising and investment promotion of the above assets and put it into practice after the approval of Party A.

3. Party B shall collect the rent from the lessee on behalf of Party A and deal with the relevant matters arising from the lease in accordance with the contract between Party A and the lessee.

4. Party B shall urge the lessee to reasonably use and take care of the above assets and ancillary facilities and equipment. Party B is obliged to guarantee that the above assets returned by the lessee are in normal use upon the expiration of cooperation period. Party B shall be responsible for maintenance If the above assets and ancillary facilities and equipment are damaged or faulty caused by improper management. Party B shall not be liable for the loss of the above assets and ancillary facilities and equipment due to natural attributes or reasonable use.

5. Unless otherwise agreed herein, Party A or the lessee shall be liable for the expense paid to Party B by Party A, including but not limited to water, electricity and property management. Party A shall not recover or claim compensation from Party B again.

6. Party B promises to press for the lessee to operate in accordance with national laws and regulations during the entrusted management period, and wouldn’t use the above assets for illegal purpose.

Ⅳ. Expenses and Liabilities for Breach of Contract during the Cooperation Period

1. The rent shall be owned by Party A during the operation and management of the above assets by Party B. Party A shall pay Party B 20% of the rent for the entrustment management service fee. Party A shall pay Party B the agreed entrustment management service fee within three (3) working days upon rent collection.

2. If the annual rental rate does not reach 90%, the entrustment management service fee shall be settled according to the actual rental rate.

3. Party A and Party B shall issue legal and compliant official invoices to the other Party and the lessee according to law.

4. If Party A fails to pay the entrustment management service fee to Party B as scheduled, Party B may require Party A to pay 0.01% of the total fee for each overdue day.

5. This Agreement shall be automatically terminated if it cannot be performed due to force majeure (including but not limited to natural disasters, wars or the like, riots, destructions or serious fires).

6. The non-breaching party may notify the breaching party in writing to terminate this Agreement if either party seriously violates this Agreement and obstructs the purpose of cooperation. The breaching party shall pay the non-breaching party RMB 100,000 as liquidated damages and make additional compensation if the liquidated damages are insufficient to compensate for the losses of the non-breaching party.

Ⅴ. Notification

1. Any documents and announcements to one party in accordance with this Agreement that are delivered to or retained by the legal address or the mail address of the recipient hereof by a designated person, or the mail address of the recipient hereof by registered mail or express mail, or other addresses in writing by the above methods shall be deemed to have been delivered to the recipient.

2. Any notice sent by registered mail or express mail shall be deemed to have been delivered to the recipient within three (3) working days after the delivery. A delivery receipt issued by the post office or any express company proves that the notice has been delivered to the recipient.

Ⅵ. Dispute Resolution

Any dispute arising from the performance of this Agreement shall be settled by both parties through negotiation. If negotiation fails, both parties agree to file a lawsuit in the people’s court that has jurisdiction over the premises.

Ⅶ. Other

1. This Agreement shall come into force upon being signed and sealed by the legal representatives or authorized representatives of both parties.

2. Matters not covered herein shall be negotiated separately. Both parties may modify, change or supplement the terms and conditions hereof and sign a supplementary agreement.

3. This Agreement is in six copies. Party A and Party B shall keep three copies respectively. The annex is an integral part of this Agreement and shall have equal legal effect accordingly.

Party A (Signature and seal) Signing date: March 31, 2022	Party B (Signature and seal): Signing date: March 31, 2022

Bank accounts of both parties for collection:

Annex Ⅰ: List of Assets and Current Status

Annex Ⅱ: Standard of Asset Management Fee